UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2021
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 100, Crystal Lake,Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2021, AptarGroup, Inc. (the “Company”) and its wholly owned subsidiary, AptarGroup UK Holdings Limited (“AGUK”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with a syndicate of lenders party thereto (collectively, the “Lenders”), including Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., HSBC Bank USA, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and BNP Paribas, Deutsche Bank AG New York Branch, PNC Bank, National Association. Societe Generale, Societe Generale, London Branch, and U.S. Bank National Association, as documentation agents. The A&R Credit Agreement provides for a $600,000,000 unsecured multicurrency revolving credit facility, including a $30,000,000 swingline facility, and amends and restates the unsecured term loan facility extended under the Prior Credit Agreement described below, of which $112,000,000 will remain outstanding under the A&R Credit Agreement. The A&R Credit Agreement also permits, subject to the satisfaction of certain conditions, the establishment of up to $300,000,000 of additional revolving loan or term loan commitments from one or more of the existing Lenders or, with the consent of the administrative agent, other lenders.

The A&R Credit Agreement replaced the existing unsecured financing facility evidenced by the Credit Agreement dated as of July 20, 2017 (the “Prior Credit Agreement”) among the Company, AGUK, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The Prior Credit Agreement was terminated effective June 30, 2021 without any early termination penalty.

The A&R Credit Agreement contains customary representations and covenants, including certain covenants that limit or restrict the ability of the Company, AGUK and their respective subsidiaries to sell or transfer assets or enter into a merger or consolidate with another company, grant certain types of security interests, incur certain types of liens, impose restrictions on subsidiary dividends, incur indebtedness and make investments, in each case subject to certain exceptions. The Company is also required to maintain a consolidated leverage ratio (equal to consolidated total debt to consolidated EBITDA) of not more than 3.50 to 1.00 and an interest coverage ratio (equal to consolidated EBITDA to consolidated interest expense) of not less than 3.00 to 1.00. The final maturity date of the A&R Credit Agreement is (i) with respect to the existing term loan facility, July 20, 2022, and (ii) with respect to the revolving credit facility, June 30, 2026, subject to a maximum of two one-year extensions of the revolving credit facility in certain circumstances.

The A&R Credit Agreement also provides for customary events of default with corresponding grace periods in certain circumstances, including among others, payment defaults, cross-defaults with respect to material financial indebtedness, bankruptcy- and insolvency-related defaults with respect to the Company and its material subsidiaries and change of control of the Company. The Lenders are entitled to accelerate repayment of the loans under the A&R Credit Agreement upon the occurrence of any of the events of default.

Each borrowing under the A&R Credit Agreement will bear interest, at the Company’s option (on behalf of itself or AGUK), at a rate equal to either (a) (i) for loans denominated in U.S. dollars, the London interbank offered rate for deposits in U.S. dollars (“USD LIBOR”) for the interest period relevant to such borrowing (adjusted for any statutory reserve requirements for eurocurrency liabilities), (ii) for loans denominated in Euros, the rate of interest per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (“EURIBOR”) or (iii) the rate of deposit for any other currency (other than Swiss Francs or Sterling) (an “Alternative Currency”), as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by Wells Fargo Bank, National Association and the applicable Lenders ((i), (ii) and (iii), collectively, the “Eurocurrency Rate”), (iv) for loans denominated in Sterling, the Sterling Overnight Index Average as administered by the Bank of England and (v) for loans denominated in Swiss Francs, the Swiss Average Rate Overnight as administered by the SIX Swiss Exchange AG, in each case plus the applicable margin or (b) the highest of (i) the rate of interest publicly announced by Wells Fargo Bank, National Association, as its prime rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the one month Eurocurrency Rate plus 1.0%, in each case plus the applicable margin. A facility fee on the total amount of the facility is also payable quarterly, regardless of usage. The applicable margins for borrowings under the A&R Credit Agreement and the facility fee percentage may change from time to time depending on changes in the Company’s consolidated leverage ratio. Additionally, the A&R Credit Agreement provides mechanics relating to a transition away from USD LIBOR (with respect to U.S. dollars), and the designated benchmark for Euros or any Alternative Currency as a benchmark interest rate and the replacement of any such benchmark by a replacement alternative benchmark rate or mechanism for loans made in the applicable currency.

The Company has a number of other commercial relationships with the Lenders, the administrative agent, the co-syndication agents and the documentation agents or their affiliates. Such institutions and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

A copy of the A&R Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the A&R Credit Agreement is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the A&R Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of June 30, 2021, among the Company, the financial institutions party thereto as Lenders and Wells Fargo Bank, National Association, as administrative agent and swingline lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: July 2, 2021	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President and Chief Financial Officer